EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated December 9, 2016, relating to the consolidated financial statements of Mitek Systems, Inc. and the effectiveness of Mitek Systems, Inc.’s internal control over financial reporting, appearing in Mitek Systems, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2016.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 19, 2016